UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2011

ESB Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19345	25-1659846
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

600 Lawrence Avenue, Ellwood City, Pennsylvania		16117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(724) 758-5584

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

(a) An Annual Meeting of Stockholders of ESB Financial Corporation (the “Company”) was held on April 20, 2011.

(b) There were 12,364,543 shares of common stock of the Company eligible to be voted at the Annual Meeting and there were 10,223,814 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

1.           Election of director for a three-year term:

	FOR	WITHHELD	BROKER NON-VOTES
Herbert S. Skuba	8,210,009	397,374	1,616,431

Election of director for a two-year term:

	FOR	WITHHELD	BROKER NON-VOTES
William B. Salsgiver	8,365,129	242,254	1,616,431

2.           To adopt a non-binding resolution to approve the compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,115,277	393,654	98,451	1,616,432

3.           Advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers:

EVERY THREE YEARS	EVERY TWO YEARS	EVERY YEAR	ABSTAIN	BROKER NON-VOTES
6,374,450	388,032	1,651,911	158,603	1,650,818

4.           To ratify the appointment of S.R Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
10,102,254	61,255	60,325

Each of the nominees were elected as directors, the proposal to adopt a non non-binding resolution to approve the compensation of our named executive officers was adopted, three years was adopted on the advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers and the proposal to ratify S.R Snodgrass as the Company’s independent registered public accounting firm for 2011 was adopted by the stockholders of the Company at the Annual Meeting.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESB FINANCIAL CORPORATION

Date: April 21, 2011	By:	/s/ Charlotte A. Zuschlag
		Name:	Charlotte A. Zuschlag
		Title:	President and Chief Executive Officer

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